UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 25, 2025

 EVERTEC, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Puerto Rico		66-0783622
(State or other jurisdiction of incorporation or organization)		(I.R.S. employer identification number)

Cupey Center Building,	Road 176, Kilometer 1.3,
San Juan,	Puerto Rico	00926
(Address of principal executive offices)		(Zip Code)
(787) 759-9999
(Registrant’s telephone number, including area code)
Not applicable
(Former name, former address and former fiscal year, if changed since last report)
COMMISSION FILE NUMBER 001-35872

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EVTC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
Amendment to Credit Agreement

On November 25, 2025, Evertec, Inc. (“Evertec” or the “Company”), Evertec Group, LLC (“Borrower”), a wholly-owned indirect subsidiary of Evertec, and other Loan Parties (as defined in the Existing Credit Agreement (as defined below)) party thereto, entered into a fifth amendment (the “Fifth Amendment”) to that Credit Agreement, dated as of December 1, 2022 (as amended by that First Amendment to Credit Agreement, dated as of October 30, 2023, as amended by that Second Amendment to Credit Agreement, dated as of May 16, 2024, as amended by that Third Amendment to Credit Agreement, dated as of November 26, 2024, as amended by that Fourth Amendment to Credit Agreement, dated as of August 12, 2025, the “Existing Credit Agreement” and, as amended by the Fifth Amendment, the “Amended Credit Agreement”), with a syndicate of lenders and Truist Bank (“Truist”), as administrative agent and collateral agent. Capitalized terms used in this Item 1.01 and not otherwise defined herein shall have the meanings ascribed to such terms in the Amended Credit Agreement.

Under the Amended Credit Agreement, a syndicate of financial institutions and other lenders provided additional term loan B commitments in the amount of $150 million (the “New TLB Facility”). The proceeds from the New TLB Facility have been used to repay indebtedness outstanding under the revolving facility of the Existing Credit Agreement.

Pursuant to the Amended Credit Agreement, borrowings under the New TLB Facility bear interest at a rate per annum equal to, at the Company’s option, either (a) an alternate base rate or (b) a rate based on the forward-looking SOFR term rate administered by CME Group Benchmark Administration Limited (or any successor administrator satisfactory to the Administrative Agent) plus, in each case, an applicable margin. The applicable margin for the New TLB Facility will be 2.25% for SOFR loans and 1.25% for base rate loans, which is the same as set forth in the Existing Credit Agreement for Term B Loans.

The foregoing description of the Amendment and Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Fifth Amendment (including the Amended Credit Agreement, a copy of which is attached thereto as Exhibit A), a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Number	Exhibit
10.1#
Fifth Amendment to Credit Agreement, dated as of November 25, 2025, among EVERTEC, Inc., EVERTEC Group, LLC, the lenders party thereto from time to time, and Truist Bank, as administrative agent, collateral agent, swingline lender and an L/C issuer

104	Cover Page Interactive Data File (formatted as Inline XBRL)

#Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERTEC, Inc.
(Registrant)

Date: December 1, 2025	By:	/s/ Karla Cruz-Jusino
Karla Cruz-Jusino
Chief Financial Officer